AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        MASTERS CONCENTRATED SELECT TRUST


         Pursuant to ARTICLE VIII, Section 4 of the Agreement and Declaration of Trust, ARTICLE I, Section 1 of the Agreement and Declaration of Trust is hereby amended to read as follows:

                  Section 1. Name. This Trust shall be known as Masters' Select Investment Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         IN  WITNESS  WHEREOF,  the  undersigned  Trustees  have  executed  this
Amendment to the Agreement and Declaration of Trust this      day of           ,
1996.



                                            ____________________________________
                                            Robert H. Wadsworth



                                            ____________________________________
                                            Richard D. Burritt



                                            ____________________________________
                                            Kenneth E. Gregory